Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Assured Pharmacy, Inc. (the “Company”) on Form 10-QSB for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission (the “Report”), I, Robert DelVecchio, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

/s/ Robert DelVecchio
Date:	November 14, 2007
Robert DelVecchio
Chief Executive Officer of
Assured Pharmacy, Inc.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Assured Pharmacy, Inc. and will be retained by Assured Pharmacy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.